Exhibit 4.2

PRIDE INTERNATIONAL, INC.
and
THE BANK OF NEW YORK MELLON,
as Trustee
_______________________
Third Supplemental Indenture
Dated as of August 6, 2010
_______________________
to the Indenture
Dated as of July 1, 2004
_______________________
6⅞% Senior Notes due 2020
7⅞% Senior Notes due 2040

Exhibit A Form of Note
     This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of August 6, 2010 is between Pride International, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”) under the Indenture (as defined below).
W I T N E S S E T H:
     WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), which are to be issued in one or more series, and the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of July 1, 2004 (the “Original Indenture”) pursuant to which the Securities are issuable;
     WHEREAS, Sections 2.01, 2.03 and 9.01 of the Original Indenture provide that the form or terms of any series of Securities may be established in an Indenture supplemental thereto, and the Company desires to establish in this Third Supplemental Indenture both the form and terms of two separate series of Securities designated as its 6⅞% Senior Notes due 2020 (the “2020 Notes”) and its 7⅞% Senior Notes due 2040 (the “2040 Notes” and, collectively with the 2020 Notes, the “Notes”); and
     WHEREAS, all things necessary to authorize the execution and delivery of this Third Supplemental Indenture, to establish the Notes as provided for in this Third Supplemental Indenture, and to make the Original Indenture, as supplemented with respect to the Notes including by this Third Supplemental Indenture and as it may otherwise be supplemented thereafter with applicability to the Notes (the Original Indenture, as so supplemented, being sometimes referred to herein as the “Indenture”), a valid agreement of the Company, in accordance with its terms, have been done;
     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and the purchase of the Notes by the Holders, the Company and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of Notes, as follows:
ARTICLE 1
SUPPLEMENT OF THE ORIGINAL INDENTURE
SECTION 1.01 Supplement to Article I of the Original Indenture. Section 1.01 of the Original Indenture is supplemented or superseded with respect to the Notes, in the case of definitional paragraphs that may be inconsistent, by inserting therein, in alphabetical order, the following definitional paragraphs:
          “2020 Notes” has the meaning given in the recitals.
          “2040 Notes” has the meaning given in the recitals.
     “Attributable Indebtedness,” when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.
     “Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
     “Change in Control” means: (1) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a Parent Holding Company has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; (2) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to such merger or consolidation, less than 50% of the outstanding Voting Stock of the surviving or resulting Person is then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, or (z) a Parent Holding Company; (3) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary of the Company or a Parent Holding Company); (4) the liquidation or dissolution of the Company; or (5) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.
     “Change in Control Purchase Date” has the meaning specified in Section 3.12(a).
     “Change in Control Purchase Notice” has the meaning specified in Section 3.12(c).
     “Change in Control Purchase Price” has the meaning specified in Section 3.12(a).

     “Common Stock” means common stock, par value $.01 per share, of the Company as it exists on the Issue Date or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.
     “Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and current maturities of long-term debt) and (2) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated subsidiaries and determined in accordance with GAAP.
     “Continuing Director” means an individual who is a member of the Board of Directors and either (i) who was a member of the Board of Directors on the Issue Date or (ii) whose nomination for election or election to the Board of Directors was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.
     “Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which, in the case of The Bank of New York Mellon, shall be 101 Barclay Street, 8W, New York, New York 10286.
     “Funded Indebtedness” means all Indebtedness that matures on, or that is renewable at the option of any obligor thereon to, a date more than one year after the date on which such Indebtedness is originally incurred.
     “Indebtedness” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (b) the amount of obligations as have been assumed by such Person or which are otherwise such Person’s legal liability), and (vii) all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.
     “Indenture” has the meaning specified in the recitals.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Investment Grade Status” with respect to a series of Notes exists as of any time if at such time either (i) the rating assigned to the Notes of such series by Moody’s is Baa3 (or the equivalent) or higher and by S&P is BB+ (or the equivalent) or higher, or (ii) the rating assigned to the Notes of such series by Moody’s is Ba1 (or the equivalent) or higher and by S&P is BBB- (or the equivalent) or higher.
     “Issue Date” means August 6, 2010, the date on which the Notes are first authenticated and delivered under this Indenture.
     “Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more Subsidiaries. A Joint Venture shall not be a Subsidiary.
     “Lien” means any mortgage, pledge, lien, charge, security interest or similar encumbrance. For purposes of this Indenture, the Company or any Subsidiary of the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Notes” has the meaning specified in the recitals.
     “Original Indenture” has the meaning specified in the recitals.

     “Parent Holding Company” means (a) from and after the time the Common Stock is not listed on a United States or foreign national or regional securities exchange or traded through the National Association of Securities Dealers Automated Quotation System or similar system or another Person succeeds to and is substituted for the Company under this Indenture, a Person which, immediately after such time, had substantially the same stockholders, directly or indirectly, as the Company immediately prior to such time with holdings in substantially the same proportion as such stockholders’ holdings in the Company immediately prior to such time, (b) from and after the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company’s and the Subsidiaries’ assets, taken as a whole, the Company (as determined prior to the transaction) and (c) each Wholly Owned Subsidiary of another Parent Holding Company.
     “Pari Passu Indebtedness” means any Indebtedness of the Company, whether outstanding on the Issue Date of the Notes or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Notes.
     “Permitted Liens” shall mean (i) Liens existing on the Issue Date of the Notes; (ii) Liens on property or assets of, or any shares of stock of, or other equity interests in, or indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries or at the time of a sale, lease or other disposition of the properties of a Person (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary; (iii) Liens in favor of the Company or any of its Subsidiaries; (iv) Liens in favor of governmental bodies to secure progress or advance payments; (v) Liens securing industrial revenue, pollution control or other revenue bonds; (vi) Liens on assets existing at the time of acquisition thereof, securing all or any portion of the cost of acquiring, constructing, improving, developing, expanding or repairing such assets or securing Indebtedness incurred prior to, at the time of, or within 24 months after, the later of the acquisition, the completion of construction, improvement, development, expansion or repair or the commencement of commercial operation of such assets, for the purpose of (a) financing all or any part of the purchase price of such assets or (b) financing all or any part of the cost of construction, improvement, development, expansion or repair of any such assets; (vii) statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; (viii) Liens in connection with legal proceedings or securing tax assessments; (ix) Liens on the stock, partnership or other equity interest of the Company or any Subsidiary in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture; and (x) any extensions, substitutions, replacements or renewals in whole or in part of a Lien enumerated in clauses (i) through (ix) above.

     “Principal Property” means any drilling rig or drillship, or integral portion thereof, owned or leased by the Company or any Subsidiary and used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such drilling rig or drillship, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets.
     “Rating Decline” with respect to a series of Notes means that, at any time within 90 days (which period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by either Moody’s or S&P) after the later of the date of public notice of a Change in Control, or of public notice of the Company’s intention or that of any other Person to effect a Change in Control, the rating of the Notes of such series is decreased by both Moody’s and S&P by one or more ratings categories and the Notes of such series following such downgrade do not qualify for Investment Grade Status. A Rating Decline will be deemed to occur as a result of a Change in Control if it occurs within the foregoing timeframe.
     “Reference Treasury Dealer” means each of Goldman, Sachs & Co. (and its successors), Citigroup Global Markets Inc. (and its successors) and two other nationally recognized investment banking firms that are primary U.S. Government securities dealers (a “Primary Treasury Dealer”), specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a nationally recognized investment banking firm that is a Primary Treasury Dealer, the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.
     “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption.
     “Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than five years; (2) leases between the Company and a Subsidiary or between Subsidiaries; and (3) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, alteration, improvement or repair, or the commencement of commercial operation of the Principal Property.

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
     “Subsidiary” means a Person at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. A Joint Venture shall not be a Subsidiary.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Stated Maturity for the applicable series of Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding such calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding such Redemption Date.
     “USA Patriot Act” has the meaning specified in Section 5.06 hereof.
     “Voting Stock” means, with respect to any Person, securities of any class or classes of capital stock of such Person entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.
     “Wholly Owned Subsidiary” means, with respect to a Person, any subsidiary of that Person to the extent (1) all of the Voting Stock of such subsidiary, other than any director’s qualifying shares mandated by applicable law, is owned directly or indirectly by such Person; or (2) such subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such subsidiary to transact business in such foreign jurisdiction, if such Person (a) directly or indirectly owns the remaining capital stock of such subsidiary and (b) by contract or otherwise, controls the management and business of such subsidiary and derives the economic benefits of ownership of such subsidiary to substantially the same extent as if such subsidiary were a wholly owned subsidiary.
     SECTION 1.02 Supplement to Article III of the Original Indenture. New Sections 3.12 through 3.18 are hereby added to Article III of the Original Indenture, but only with respect to the Notes, as follows:
     SECTION 3.12 Purchase of Notes at Option of the Holder upon Change in Control.
     (a) If there shall have occurred a Change in Control resulting in a Rating Decline with respect to a series of Notes, the Company shall, at the option of each Holder of the Notes of such series, become obligated to repurchase all or any portion (provided that the principal amount shall be $1,000 or an integral multiple thereof) of the Notes of such series held by such Holder as of the date that is no later than 35 Business Days after the date on which the Company gives notice of the Change in Control in accordance with clause (b) below (the “Change in Control Purchase Date”) for cash at a price specified Paragraph 7 of the Notes (the “Change in Control Purchase Price”), subject to satisfaction by or on behalf of such Holder of the requirements set forth in this Section 3.12.
     (b) Within 15 Business Days after the Change in Control resulting in a Rating Decline, the Company shall mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law) of affected Notes. The notice shall include a form of Change in Control Purchase Notice (substantially in the form of the Option of Holder to Elect Purchase Upon Change in Control attached to the Form of Note (as defined below) to be completed by such Holder and shall state the following:
     (1) briefly, the events causing a Change in Control and the date such Change in Control is deemed to have occurred for purposes of this Section 3.12;
     (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.12 must be given;
     (3) the Change in Control Purchase Date;
     (4) the Change in Control Purchase Price;
     (5) the name and address of the Paying Agent;
     (6) that Notes must be surrendered to the Paying Agent to collect payment;
     (7) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Note as described in clause (6) above;

     (8) any other procedures the Holder must follow to exercise rights under this Section 3.12 and a brief description of those rights; and
     (9) the procedures for withdrawing a Change in Control Purchase Notice.
     (c) A Holder of affected Notes may exercise its rights specified in Section 3.12(a) upon delivery of a written notice of purchase (a “Change in Control Purchase Notice”) to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:
     (1) the certificate number of any Note in certificated form which such Holder will deliver to be purchased;
     (2) the series and the portion of the principal amount of each Note of such series which such Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and
     (3) that such Note shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Indenture.
     Delivery of the Note (which may be in book-entry form in accordance with the procedures of the Depositary for a Global Note), whether prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), to the Paying Agent shall be a condition to the receipt by such Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.12 only if each Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.
     The Company shall purchase from the Holder thereof, pursuant to this Section 3.12, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.12 shall be consummated by the payment of cash to the Holder according to the second sentence of the first paragraph of Section 3.13.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.12(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.13.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

     SECTION 3.13 Effect of Change in Control Purchase Notice
     Upon receipt by the Paying Agent of the Change in Control Purchase Notice in accordance with Section 3.12 and compliance by the Company with Section 3.14, the Holder of the Note in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Change in Control Purchase Date with respect to such Note and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.12.
     A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, specifying:
     (1) the certificate number of the Note in certificated form in respect of which such notice of withdrawal is being submitted;
     (2) the series and the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and
     (3) the principal amount, if any, of such Note (which must be $1,000 or an integral multiple thereof) which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.
     The Paying Agent will promptly return to the respective Holders thereof any Notes with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture.
     SECTION 3.14 Deposit of Change in Control Purchase Price
     By 11:00 a.m., New York City time, on the Business Day following the Change in Control Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.06) an amount of cash in immediately available funds sufficient to pay the aggregate Change in Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change in Control Purchase Date.
     SECTION 3.15 Notes Purchased in Part
     Any Note which is to be purchased under Section 3.12 only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.
     SECTION 3.16 Covenant to Comply with Securities Laws upon Purchase of Notes
     In connection with any offer to purchase or purchase of Notes under Section 3.12, the Company shall (i) comply with the provisions of the Exchange Act that may then be applicable, and (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if required.
     SECTION 3.17 Repayment to the Company
     The Trustee and the Paying Agent shall return to the Company, upon written request, any cash, together with interest on such cash as hereinafter provided (subject to the provisions of Section 7.07), held by them for the payment of a Change in Control Purchase Price or Redemption Price that remains unclaimed as provided in Section 8.03; provided, however, that to the extent that the aggregate amount of cash so deposited by the Company exceeds the aggregate Change in Control Purchase Price or Redemption Price, respectively, of the Notes or portions thereof to be purchased or redeemed, then promptly after the Business Day following the Change in Control Purchase Date or Redemption Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company together with interest on any cash as hereinafter provided (subject to the provisions of Section 7.07). Any cash deposited with the Trustee or with the Paying Agent pursuant to this Article III shall be invested by the Trustee or Paying Agent, as applicable, in short-term obligations of, or fully guaranteed by, the United States of America, or commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s as specifically directed in writing by the Company. Interest earned on such investments shall be repaid to the Company pursuant to this Section 3.17. Except as provided for in this Section 3.17, neither the Paying Agent nor the Trustee shall be under any liability for interest on any money received by it pursuant to this Indenture.
     SECTION 3.18 Outstanding Notes
     If the Paying Agent holds, in accordance with this Indenture, by 11:00 a.m., New York City time, on the Business Day following a Change in Control Purchase Date, money sufficient to pay the Change in Control Purchase Price of the Notes to be purchased as of the Change in Control Purchase Date, then (i) the Change in Control Purchase Price for such Notes shall be deemed paid and (ii) after such Change in Control Purchase Date, such Notes shall cease to be outstanding, interest on such Notes shall cease to accrue and all other rights of the Holder of such Notes shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the Note in accordance with the terms of this Indenture), whether or not such Notes are delivered to the Paying Agent.

     SECTION 1.03 Supplement to Article IV of the Original Indenture. Article IV of the Original Indenture is supplemented with respect to the Notes by inserting the following new Sections at the end thereof:
     SECTION 4.08 Limitation on Liens
     The Company shall not, and shall not permit any of its Subsidiaries to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien upon any Principal Property or any shares of stock or Indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares of stock or Indebtedness are now owned or hereafter acquired) without making effective provision whereby the Notes (together with, if the Company shall so determine, any other Indebtedness or other obligation of the Company or any Subsidiary) shall be secured equally and ratably with (or, at the option of the Company, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured. The foregoing restrictions will not, however, apply to Indebtedness secured by Permitted Liens.
     Notwithstanding the foregoing, the Company and its Subsidiaries may, without securing the Notes, issue, assume or guarantee Indebtedness that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with all other such Indebtedness of the Company and its Subsidiaries that would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under the definition of Permitted Liens) and the aggregate amount of Attributable Indebtedness deemed outstanding with respect to Sale/Leaseback Transactions (other than Sale/Leaseback Transactions in connection with which the Company has voluntarily retired any of the Securities, any Pari Passu Indebtedness or any Funded Indebtedness pursuant to Section 4.09(c)) does not at any one time exceed 15% of Consolidated Net Tangible Assets.
     SECTION 4.09 Limitation on Sale/Leaseback Transactions
     The Company shall not, and shall not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Subsidiary) unless:
     (a) the Company or such Subsidiary would be entitled to incur Indebtedness in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 4.08 without equally and ratably securing the Notes, pursuant to Section 4.08;
     (b) after the Issue Date of the Notes and within a period commencing nine months prior to the consummation of such Sale/Leaseback Transaction and ending nine months after such consummation, the Company or any Subsidiaries shall have expended for property used or to be used in the ordinary course of business of the Company and its Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below or as otherwise permitted); or
     (c) the Company, during the nine-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of any Securities, any Pari Passu Indebtedness or any Funded Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company and evidenced by a Board Resolution, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above).
     SECTION 1.04 Supplement to Article IX of the Original Indenture. Section 9.02 of the Original Indenture is supplemented with respect to the Notes by deleting the word “or” at the end of clause (9) thereof, replacing the period at the end of clause (10) thereof with “; or” and adding the following new clause (11) to such Section:
     (11) materially and adversely affect the right provided in Article III to require the Company to repurchase Notes in accordance with Section 3.12.
     SECTION 1.05 Effect of Article 1. The supplements to the Original Indenture set forth in Article 1 of this Third Supplemental Indenture affect only the provisions of the Original Indenture as such provisions relate to the Notes, the series of Securities comprised of the Notes and the rights, remedies and obligations of the Company, the Holders of Notes, the Trustee and other Persons set forth in the Original Indenture as such rights, remedies and obligations relate to the Notes.
ARTICLE 2
THE NOTES
     SECTION 2.01 Form and Terms. The Notes of each series shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Global Notes”). The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Notes under the Indenture. The Notes of each series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto (the “Form of Note”). The terms of the Notes set forth on Exhibit A hereto are incorporated by reference herein as if set forth herein in their entirety.
     SECTION 2.02 Designation, Amount, etc.
          (a) The 2020 Notes shall be entitled the “6⅞% Senior Notes due 2020” of the Company and the 2040 Notes shall be entitled the “7⅞% Senior Notes due 2040” of the

          Company. The 2020 Notes and the 2040 Notes shall each be separate series of Securities under the Indenture.
          (b) The initial limit upon the aggregate principal amount of the 2020 Notes and the 2040 Notes that may be authenticated and delivered under the Indenture (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 of the Indenture and except for any Notes of such series which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $900,000,000 and $300,000,000, respectively; provided, however, that the authorized aggregate principal amount of the Notes of each series may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Notes of each series may be increased only if the additional Notes issued will be fungible with the original Notes of such series for United States federal income tax purposes. The Notes of a series issued on the Issue Date and any such additional Notes of such series subsequently issued shall be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
          (c) The Notes shall not be entitled to the benefit of Section 4.03(b) of the Original Indenture (and shall not constitute Rule 144A Securities).
     SECTION 2.03 Payment of Principal and Interest.
          (a) The date on which the principal of the 2020 Notes is payable shall be August 15, 2020. The date on which the principal of the 2040 Notes is payable shall be August 15, 2040.
          (b) The rate at which the 2020 Notes shall bear interest shall be 6⅞% per annum, and the rate at which the 2040 Notes shall bear interest shall be 7⅞% per annum. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Interest Payment Dates on which such interest shall be payable shall be February 15 and August 15 of each year, commencing February 15, 2011. The record dates for the interest payable on the Notes on any Interest Payment Date shall be the February 1 and August 1, as the case may be, next preceding such Interest Payment Date.
          (c) No Additional Amounts with respect to the Notes shall be payable.
          (d) The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee in The City of New York, and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

          (e) The Paying Agent and Registrar for the Notes of each series initially shall be the Trustee.
     SECTION 2.04 Denominations. The Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 above such amount.
     SECTION 2.05 Legends. Each Global Note shall bear the legend set forth on the face of the Form of Note.
     SECTION 2.06 Redemption at the Option of the Company.
          (a) The Notes of each series are subject to redemption, in whole at any time and in part from time to time, at the option of the Company, in principal amounts of $1,000 and integral multiples of $1,000 above such amount (provided that the unredeemed portion of any Note redeemed in part may not be less than $2,000), upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, exceeds the principal amount of the Notes to be redeemed, and (iii) accrued and unpaid interest thereon to the Redemption Date.
          (b) The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or, except as provided in Section 3.12 of the Indenture, at the option of a Holder thereof.
ARTICLE 3
REPRESENTATIONS OF THE COMPANY
     SECTION 3.01 Authority of the Company. The Company is duly authorized to execute and deliver this Third Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Third Supplemental Indenture has been duly and effectively taken.
     SECTION 3.02 Truth of Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this Third Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.
ARTICLE 4
CONCERNING THE TRUSTEE
     SECTION 4.01 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this Third Supplemental Indenture, to all of which the Company and the respective Holders of the Notes at any time hereafter outstanding agree by their acceptance thereof.

     SECTION 4.02 No Responsibility of Trustee for Recitals, Etc. The recitals and statements contained in this Third Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee is duly authorized by all necessary corporate actions to execute and deliver this Third Supplemental Indenture.
     The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under the Indenture to the extent arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.
     In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission by an authorized Person and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Company or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such loss, liability or expense has not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the Person providing the instructions or directions is, in fact, an authorized Person does not constitute negligence or willful misconduct.
     The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture.
ARTICLE 5
MISCELLANEOUS PROVISIONS
     SECTION 5.01 Relation to the Original Indenture. The provisions of this Third Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Third Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; provided, however, such terms and provisions shall be so included in this Third Supplemental Indenture solely for the benefit of the Company, the Trustee and the Holders of the Notes. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this Third Supplemental Indenture, and the Original

Indenture and this Third Supplemental Indenture shall be read, taken and construed together as one instrument.
     SECTION 5.02 Meaning of Terms. Any term used in this Third Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.
     SECTION 5.03 Counterparts of Supplemental Indenture. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     SECTION 5.04 USA Patriot Act. The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The Company agrees that it will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.
     SECTION 5.05 Governing Law. This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, except to the extent the laws of the State of New York require the application of the laws of another jurisdiction.

     IN WITNESS WHEREOF, Pride International, Inc. has caused this Third Supplemental Indenture to be executed in its corporate name by a duly authorized officer, and The Bank of New York Mellon has caused this Third Supplemental Indenture to be executed by a duly authorized officer, all as of the date first above written.

PRIDE INTERNATIONAL, INC.
By:
Steven D. Oldham
Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee
By:
Laurence J. O’Brien
Vice President

*	To be included only if the Security represents a 2020 Note.

**	To be included only if the Security represents a 2040 Note.

***	To be included only if the Security is a Global Security.
Exhibit A
[FORM OF FACE OF SECURITY]
[Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company (55 Water Street, New York, New York), a New York corporation (“DTC”), shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]***
PRIDE INTERNATIONAL, INC.
[6⅞% SENIOR NOTE DUE 2020]*
[7⅞% SENIOR NOTE DUE 2040]**
CUSIP No.

No.	$
     Pride International, Inc., a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to                      or registered assigns, the principal sum of                      Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]*** on August 15, [2020]*[2040]**.

Interest Payment Dates:	February 15 and August 15

Record Dates:	February 1 and August 1
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.
Dated:

PRIDE INTERNATIONAL, INC.
By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication:
This is one of the Securities of the series
designated therein referred to in the within-
mentioned Indenture.
THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]
PRIDE INTERNATIONAL, INC.
[6⅞% SENIOR NOTE DUE 2020]*
[7⅞% SENIOR NOTE DUE 2040]**
     This Security is one of a duly authorized issue of [6⅞% Senior Notes due 2020]* [7⅞% Senior Notes due 2040]** (the “Securities”) of Pride International, Inc., a Delaware corporation (the “Company”).
     1. Interest. The Company promises to pay interest on the principal amount of this Security at [6⅞%]*[7⅞%]** per annum. The Company will pay interest semiannually on February 15 and August 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from August 6, 2010; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2011. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below); provided that, at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.
     3. Paying Agent and Registrar. Initially, The Bank of New York Mellon (the “Trustee”), the trustee under the Indenture (as defined below), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company or any Subsidiary of the Company may act in any such capacity.
     4. Indenture. The Company issued the Securities under an Indenture, dated as of July 1, 2004 (the “Base Indenture”), between the Company and the Trustee, as amended and supplemented with respect to the Securities including by the Third Supplemental Indenture thereto, dated as of August 6, 2010 and as it may otherwise be supplemented thereafter with applicability to the Securities (the Base Indenture, as so amended and supplemented, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to $[900,000,000]*[300,000,000]** in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Securities may be increased only if the additional Securities issued will be fungible with the original Securities for United States federal income tax purposes. The Base Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.
     5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.
     6. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.
     7. Purchase by the Company at the Option of the Holder upon a Change in Control. Upon the terms and subject to the conditions of the Indenture, if any Change in Control resulting in a Rating Decline with respect to the Securities occurs, the Company shall, at the option of each Holder of the Securities, purchase all Securities for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, as of the Change in Control Purchase Date specified therein, for a Change in Control Purchase Price equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, thereon through and including the Change in Control Purchase Date (subject to the right of Holders on a Record Date to receive interest due on the relevant Interest Payment Date). The Change in Control Purchase Price shall be paid in cash.
     Holders of Securities have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Change in Control Purchase Date in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Change in Control Purchase Price of all Securities or portions thereof to be purchased as of the Change in Control Purchase Date is deposited with the Paying Agent on the Business Day following the Change in Control Purchase Date, then interest ceases to accrue on such Securities (or portions thereof) after the Change in Control Purchase Date and the Holders thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender of such Security). No interest on the Securities to be purchased will be payable by the Company on any Interest Payment Date subsequent to the Business Day following the Change in Control Purchase Date, if the requirements of the immediately preceding sentence are satisfied.
     8. Redemption. The Securities are subject to redemption, in whole at any time and in part from time to time, at the option of the Company, in principal amounts of $1,000 and integral multiples of $1,000 above such amount (provided that the unredeemed portion of any Security redeemed in part may not be less than $2,000), upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed, (ii) the amount, if any, by which the sum of the present values of the Remaining Scheduled Payments thereon (excluding accrued and unpaid interest to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, exceeds the principal amount of the Securities to be redeemed, and (iii) accrued and unpaid interest thereon to the Redemption Date.
     9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company under the Indenture in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; or (x) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.
     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of the Indenture.
     Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change the coin or currency in which any Security or any premium or interest with respect thereto is payable; (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (vii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities or (ix) materially and adversely affect the right provided in the Indenture to require the Company to repurchase Securities as described in paragraph 7 of this Security.
     A supplemental indenture that changes or eliminates any covenant or other provision of the Base Indenture, as supplemented from time to time, which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Base Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.
     10. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities; (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 60 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding (or, in the event that other Debt Securities issued under the Base Indenture are also affected by the default, then 25% in principal amount of all outstanding Debt Securities so affected); or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities (or, in the case of an Event of Default described in clause (iii) above, if outstanding Debt Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Debt Securities so affected), may declare the principal of and interest on all the Securities (or such Debt Securities) to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, all outstanding Debt Securities under the Base Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities (or affected Debt Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.
     11. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.
     12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company or any of its Affiliates, and may otherwise deal with the Company or any such Affiliates, as if it were not Trustee.
     13. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or for any obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.
     14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.
     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:
Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057
Attention: General Counsel

OPTION OF HOLDER TO ELECT PURCHASE
UPON CHANGE IN CONTROL
     If you want to elect to have this Security purchased by the Company pursuant to Section 3.12 of the Indenture, check this box: ☐
     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.12 of the Indenture, state the principal amount you elect to have purchased: $                     (in multiples of $1,000)
     This Security (or the portion thereof specified above) shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 7 of this Security and in the Indenture.

Date:	Your Signature:

(Sign exactly as your name appears on the Security)

Tax Identification No.:

Signature Guarantee:

(Participant in a Recognized Signature
Guarantee Medallion Program)

SCHEDULE OF EXCHANGES OF SECURITIES***
The following exchanges of a part of this Global Security for other Securities have been made:

Principal Amount
	Amount of	Amount of	of this Global	Signature of
	Decrease in	Increase in	Security Following	Authorized Officer
	Principal Amount	Principal Amount	Such Decrease	of Trustee or
Date of Exchange	of this Global Security	of this Global Security	or Increase	Security Custodian

ASSIGNMENT FORM
     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

(Participant in a Recognized Signature
Guarantee Medallion Program)